Exhibit 10.11
LICENSE AGREEMENT
     This LICENSE AGREEMENT (“Agreement”) dated as of February 22, 2008 is entered and into by and between J.W. Childs Associates, L.P., a Delaware limited partnership (“J.W. Childs”), John W. Childs (together with J.W. Childs, the “Licensor”), and J.W. Childs Acquisition I Corp., a Delaware corporation (“Licensee”) (each of the Licensor and Licensee may be referred to herein as a “Party” and collectively, the “Parties”).
     WHEREAS, Licensor is the owner of the service mark, corporate and trade name “J.W. Childs” and the logo associated therewith (the “Mark”);
     WHEREAS, Licensee is a newly-organized special purpose acquisition company formed for the purpose of effecting a business combination (such business, the “Licensee Business”); and
     WHEREAS, Licensee desires to use the Mark in connection with the operation of the Licensee Business in the United States, and Licensor is willing to permit Licensee to use the Mark, subject to the terms and conditions herein.
     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:
ARTICLE I
GRANT OF RIGHTS
     Subject to the terms and conditions herein, each Licensor hereby grants to Licensee a paid-up, non-exclusive, non-transferable right and license, in all of such Licensor’s right, title and interest, to use the Mark in the United States in connection with the Licensee Business, solely as part of the entity name “J.W. Childs Acquisition I Corp.” as a whole (the “Corporate Name”) and as a trade name or domain name. Licensee may not use the Mark standing alone, use any variation, derivative or stylization of the Corporate Name, or use the Mark in connection or combination with any other name, term or logo (either of its own or a third party) other than as part of the Corporate Name. Each Licensor acknowledges that Licensee may make investments or have shareholders or members outside the United States, and any implied “use” of the Corporate Name due to this fact shall not violate this Agreement, but is subject to Article VII. All rights not expressly granted to Licensee in this Article I are reserved to Licensor.
ARTICLE II
OWNERSHIP
     Licensee agrees that Licensor is the sole owner of the Mark. Licensee agrees not to directly or indirectly challenge or contest the validity of, or Licensor’s rights in, the Mark (and the associated goodwill), including without limitation, in connection with any third-party claim, allegation, action, demand, proceeding or suit regarding enforcement of this agreement. The Parties intend that any and all goodwill in the Mark arising from Licensee’s use of the Corporate Name shall inure solely to the benefit of the Licensor. Notwithstanding the foregoing, in the event that Licensee is deemed to own any rights in the Mark (or the Mark’s portion of its Corporate Name), Licensee hereby assigns such rights to Licensor.
ARTICLE III
USE OF THE MARKS
     Section 3.1.     Licensee agrees to maintain and preserve the quality of the Mark, and to use the Corporate Name in good faith and in a dignified manner, in a manner consistent with Licensor’s high standards of and reputation for quality, and in accordance with good trademark practice wherever the Corporate Name is used. Licensee shall not take any action that could be detrimental to the Mark, the Corporate Name or their associated goodwill. If Licensor decides in Licensor’s sole discretion to register the Mark or the Corporate Name, Licensee agrees to affix all such trademark notices as may be requested by Licensor or required under applicable laws.
     Section 3.2.     Upon request by Licensor, Licensee shall furnish to Licensor representative samples of all advertising and promotional materials in any media that are used in connection with the Corporate Name. Licensee shall make any reasonable changes to such materials that Licensor requests to comply with Section 3.1, or to preserve the validity of, or Licensor’s rights in, the Mark.
     Section 3.3.     Licensee shall, at its sole expense, comply at all times with all applicable laws, regulations, stock exchange and other rules and reputable industry practice pertaining to the Licensee Business and the use of the Corporate Name.
ARTICLE IV
TERMINATION
     Section 4.1.     The term of this Agreement commences on the date hereof and continues until the earlier of (i) consummation by the Licensee of a business combination in accordance with the terms of its Registration Statement on Form S-1, as amended, to be filed with the Securities and Exchange Commission by the Licensee (the “Registration Statement”), or (ii) liquidation of the Licensee in accordance with the terms of its certificate of incorporation, as amended and restated, in each case, unless otherwise terminated pursuant to the other provisions of this Article IV.
     Section 4.2.     If either Licensor materially breaches one or more of Licensor’s obligations hereunder, Licensee may terminate this Agreement, effective upon written notice, if such Licensor does not cease such breach with 30 days of written notice thereof (or any mutually agreed extension). If Licensee materially breaches one or more of its obligations hereunder, Licensor may terminate this Agreement, effective upon written notice, if Licensee does not cure such breach within 30 days of written notice thereof (or any mutually-agreed extension). In addition, Licensor may terminate this Agreement immediately, effective upon written notice, if Licensee violates Article VII.

     Section 4.3.     Licensor may terminate this Agreement if an affiliate of Licensor is no longer a director, officer, key employee or beneficial owner of in excess of 10% of the outstanding equity interests of Licensee.
     Section 4.4.     Licensor has the right to terminate this Agreement immediately upon written notice to Licensee if (i) Licensee makes an assignment for the benefit of creditors, (ii) Licensee admits in writing its inability to pay debts as they mature, (iii) a trustee or receiver is appointed for a substantial part of Licensee’s assets or (iv) a proceeding in bankruptcy is instituted against Licensee which is acquiesced in, is not dismissed within 60 days, or results in an adjudication of bankruptcy.
     Section 4.5.     If an event described in Article V occurs, Licensor shall have the right, in addition to Licensor’s other rights and remedies, to suspend Licensee’s rights regarding the Corporate Name while Licensee attempts to remedy the situation.
     Section 4.6.     Upon termination of this Agreement for any reason, (i) Licensee shall within 30 days cease all use of the Corporate Name (except for limited transitional use, for an additional period of 30 days if Licensor consents), (ii) the Parties shall cooperate so as to best preserve the value of the Corporate Name and (iii) Sections 6.4, 6.5 , 6.6 and 6.7 shall survive any such event.
ARTICLE V
INFRINGEMENT, PROTECTION AND QUALITY CONTROL
     Section 5.1.     Licensee agrees to notify Licensor promptly after Licensee becomes aware of any actual or threatened infringement, imitation, dilution, misappropriation or other unauthorized use or conduct in derogation (“Infringement”) of the Mark. Licensor shall have the sole right to bring any action to remedy the foregoing (or to refrain from taking any action in Licensor’s sole discretion), and Licensee shall cooperate with Licensor in the same, at Licensor’s expense.
     Section 5.2.     Licensee shall, at its expense, cooperate fully and in good faith with Licensor for the purpose of securing, preserving and protecting Licensor’s rights in and to the Mark. At the request of Licensor, and at Licensee’s expense, Licensee shall execute and deliver to Licensor any and all documents and do all other acts and things that Licensor deems necessary or appropriate to make fully effective or to implement the provisions of this Agreement relating to the ownership, registration, maintenance or renewal of the Mark. Licensee hereby appoints Licensor and any officer or agent thereof, with full power of substitution, as Licensee’s true and lawful attorney-in-fact with irrevocable power and authority in place and stead of Licensee and in the name of Licensee or in Licensor’s own name, for the purposes of carrying out the terms of this Agreement with respect to the Mark. Licensor shall have sole control and discretion over the prosecution and maintenance of the Mark and shall take or refrain from taking all actions Licensor deems necessary and/or reasonable to protect the Mark.
     Section 5.3.     Licensee acknowledges that all services provided under the Mark pursuant to the terms of this Agreement must be of sufficiently high quality to protect the Mark and the goodwill symbolized thereby. In order to preserve the inherent value of the Mark, Licensee shall ensure that it maintains the quality of the Licensee Business and the operation thereof at least equal to the standards prevailing in the operation of Licensor’s business and the Licensee Business as of the date of this Agreement. Licensee further agrees to use the Mark in accordance with such quality standards as may be reasonably established by Licensor and communicated to Licensee from time to time in writing, or as may be agreed to by Licensor and Licensee from time to time in writing. Licensee shall obtain Licensor’s prior written approval over the style and manner in which the Mark is used and shall use the Mark only in a style and manner commensurate with the current standards and reputation for quality associated with the Mark. Upon Licensor’s request, Licensee shall submit to Licensor, for Licensor’s review, a representative number of samples of materials used by Licensee bearing the Mark. If Licensor requests any reasonable modifications to such materials, Licensee shall make all such reasonable modifications specified by Licensor within a reasonable period of time thereafter and shall provide Licensor with samples of such materials for Licensor’s review. Licensee agrees not to register in any jurisdiction any trademark or service mark that could reasonably be deemed to resemble or be confusingly similar to the Mark or that could reasonably be deemed to dilute the Mark, including without limitation any trademark or service mark that incorporates the Mark.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
     Section 6.1.     Each Licensor represents and warrants to Licensee that:
     (a)     This Agreement is a legal, valid and binding obligation of such Licensor, enforceable against such Licensor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);
     (b)     Licensor is not subject to any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that would or might interfere with such Licensor’s performance of any of such Licensor’s material obligations hereunder;
     (c)     Licensor has full power and authority to enter into and perform such Licensor’s obligations under this Agreement in accordance with its terms; and
     (d)     (i) Licensor has the right to grant the license set forth herein, and (ii) the performance of such Licensor’s obligations under this Agreement do not conflict with, or constitute a default under such Licensor’s contractual obligations and, in the case of J.W. Childs, its charter documents.
     Section 6.2.     Licensee represents and warrants to Licensor that:
     (a)     This Agreement is a legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

     (b)     Licensee is not subject to any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that would or might interfere with the performance of any of Licensee’s material obligations hereunder; and
     (c)     Licensee has full power and authority to enter into and perform Licensee’s obligations under this Agreement in accordance with its terms.
     Section 6.3.     Except as expressly set forth in Section 6.1, Licensor makes no representations or warranties, express or implied, with respect to this Agreement, the Mark or the Corporate Name, and expressly disclaims all such representations and warranties, including any with respect to title, non-infringement, merchantability, value, reliability or fitness for use. Licensee’s use of the Mark and the Corporate Name is on an “as is” basis and is at Licensee’s own risk (i) outside the United States and (ii) except as expressly set forth herein, within the United States.
     Section 6.4.     Licensor will defend at Licensor’s expense, indemnify and hold harmless Licensee and its affiliates and respective directors, officers, employees, agents and representatives (“Related Parties”) from any loss, liability, damage, award, settlement, judgment, fee, cost or expense (including reasonable attorneys’ fees and costs of suit) (“Losses”) arising out of or relating to (i) any breach by Licensor of this Agreement or Licensor’s warranties, representations, covenants and undertakings hereunder or (ii) any third-party action against any Related Party that arises out of or relates to any claim that Licensee’s use of the Corporate Name as expressly authorized hereunder infringes the rights of a third party within the United States.
     Section 6.5.     Licensee will defend at Licensee’s expense, indemnify and hold harmless Licensor and Licensor’s affiliates and their respective Related Parties from any Losses arising out of or relating to any third-party action against any of them that arises out of or relates to (i) any breach by Licensee of this Agreement or its warranties, representations, covenants and undertakings hereunder; (ii) Licensee’s operation of the Licensee Business; or (iii) any claim that Licensee’s use of the Corporate Name, other than as explicitly authorized by this Agreement, infringes the rights of a third party anywhere in the world.
     Section 6.6.     The indemnified Party will promptly notify the indemnifying Party in writing of any indemnifiable claim and promptly tender its defense to the indemnifying Party. Any delay in such notice will not relieve the indemnifying Party from its obligations to the extent it is not prejudiced thereby. The indemnified Party will cooperate with the indemnifying Party at the indemnifying Party’s expense. The indemnifying Party may not settle any indemnified claim in a manner that adversely affects the indemnified Party without its consent (which shall not be unreasonably withheld or delayed). The indemnified Party may participate in its defense with counsel of its own choice at its own expense.
     Section 6.7.     No Party will be liable to another Party for special, indirect, consequential, exemplary, punitive or incidental damages (including lost profits or goodwill, business interruption and the like) relating to this Agreement, even if such party has been advised of the possibility of such damages.

ARTICLE VII
ASSIGNMENTS
     Licensee may not assign, sublicense, pledge, mortgage or otherwise encumber this Agreement or its right to use the Mark or the Corporate Name, in whole or in part, without the prior written consent of Licensor in Licensor’s sole discretion. For the avoidance of doubt, a change of control of Licensee shall be deemed an “assignment” requiring such consent, regardless of whether Licensee is the surviving entity. Pursuant to 11 U.S. 365(c)(1)(A) (as it may be amended from time to time, and including any successor to such provision), in the event of bankruptcy of Licensee, this Agreement may not be assigned or assumed by Licensee (or any successor thereto) and Licensor shall be excused from rendering performance to, or accepting performance from, Licensee or any successor thereto. Licensee acknowledges that its identity is a material condition that induced Licensor to enter into this Agreement. Subject to Section 4.6, any attempted action in violation of the foregoing shall be null and void ab initio and of no force or effect, and shall result in immediate termination of this Agreement. For purposes of this Agreement, the term “change of control” means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Licensee, taken as a whole, to any Person; or (ii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 as amended, (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than Licensor and Licensor’s affiliates, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the voting capital interests of Licensee. For purposes of this Agreement, the term “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing. For the avoidance of doubt, Licensor may assign Licensor’s rights and obligations under the agreement without the consent of Licensee.
ARTICLE VIII
MISCELLANEOUS
     Section 8.1. Notices. All notices hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or nationally recognized overnight courier service or facsimile with delivery confirmed to the following addresses (or at such other addresses as shall be specified by like notice) and will be deemed given on the date received:

LICENSOR:
J.W. Childs Associates, L.P.
111 Huntington Avenue, Suite 2900
Boston, MA 02199
Attention: John W. Childs
Facsimile: (617) 753-1101
LICENSEE:
J.W. Childs Acquisition I Corp.
111 Huntington Avenue, Suite 2900
Boston, MA 02199
Attention: President
Facsimile: (617) 753-1101
     Section 8.2.     Further Assurances. Licensor and Licensee agree to execute such further documentation and perform such further actions, including the recordation of such documentation with appropriate authorities, as may be reasonably requested by the other Party hereto to evidence and effectuate further the purposes and intents set forth in this Agreement.
     Section 8.3.     Waiver of Claims Against the Trust. Each Licensor hereby waives any and all right, title, interest or claim of any kind with respect to the Licensee’s obligations hereunder (“Claim”) in or to any distribution from the Trust Account as described in the Registration Statement, and hereby waives any Claim such Licensor may have in the future as a result of, or arising out of, this Agreement and agrees not to seek recourse, reimbursement, payment or satisfaction for any such Claim, against such Trust Account for any reason whatsoever.
     Section 8.4.     Entire Agreement/Construction. This Agreement shall constitute the entire agreement among the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.
     Section 8.5.     Amendments. This Agreement, including this provision of this Agreement, may not be modified or amended except by an agreement in writing signed by each of the Parties hereto.
     Section 8.6.     Cumulative Rights; Waiver. All rights and remedies that Licensor or Licensee may have hereunder or by operation of law are cumulative, and the pursuit of one right or remedy shall not be deemed an election to waive or renounce any other right or remedy. The failure of Licensor or Licensee to require strict performance by the other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.
     Section 8.7.     Severability. The Parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision. The unenforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. If any term or provision of this Agreement (or the application thereof to any Party or set of circumstances) shall be held invalid or unenforceable in any jurisdiction and to any extent, it shall be ineffective only to the extent of such invalidity or unenforceability and shall not invalidate or render unenforceable any other terms or provisions of this Agreement (or such applicability thereof). In such event, the Parties shall negotiate in good faith a valid, enforceable, applicable substitute provision that attempts as closely as possible to achieve the intended purpose of the previous term or provision and has an effect as comparable as possible on the Parties’ respective positions.
     Section 8.8.     Law/Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely in the Commonwealth of Massachusetts. The Parties agree, for the purposes of any action arising out of or related to this Agreement, to commence any such action solely in the state or federal courts located in the Commonwealth of Massachusetts, City of Boston.
     Section 8.9.     Construction. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed as if drafted jointly by the Parties.
     Section 8.10.     Separate Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
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     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, effective as of the date first above written.

J.W. CHILDS ASSOCIATES, L.P. By J.W. Childs, Inc., its General Partner

By:	/s/ David A. Fiorentino
Name:	David A. Fiorentino
Title:	Vice President

J.W. CHILDS ACQUISITION I CORP.
By:	/s/ David A. Fiorentino
Name:	David A. Fiorentino
Title:	Vice President

/s/ John W. Childs
John W. Childs

Acknowledgment: The undersigned hereby acknowledges and agrees to the grant of the license set forth in this Agreement:

JWC ACQUISITION, LLC
By:	/s/ David A. Fiorentino
Name:	David A. Fiorentino
Title:	Vice President